                                  Exhibit 3(b)


                               FIRST AMENDMENT TO
                        LIMITED PARTNERSHIP AGREEMENT OF
                      THE NEWHALL LAND AND FARMING COMPANY
                       (A CALIFORNIA LIMITED PARTNERSHIP)

  1. Pursuant to Section 6.9 of the Limited Partnership Agreement (the "Agreement") of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership"), the amendments to the Agreement, as set forth below, received the affirmative vote of the Partners and Assignees of the Partnership holding more than 50% of the Depositary Units of the Partnership at the Special Meeting of Unitholders held on May 16, 1988.

  2. The Partnership has received a favorable written opinion of counsel regarding the amendments to the Agreement, as required under Section 6.10 of the Agreement.

  3. Section 6.9(B) of the Agreement is hereby amended to read in full as set forth in Exhibit A hereto.

  4. A new Section 6.13 to the Agreement is hereby added to read in full as set forth in Exhibit B hereto.

  5. Section 8.1 of the Agreement is hereby amended to read in full as set forth in Exhibit C hereto.

  6. This First Amendment shall be valid and binding immediately upon execution and shall be effective as of May 16, 1988. The Partnership Agreement, as amended by this First Amendment, shall continue in full force and effect.

                                  Exhibit 3(b)

IN WITNESS WHEREOF, this First Amendment has been executed on May 20, 1988.

                                        MANAGING GENERAL PARTNER:

                                        NEWHALL MANAGEMENT CORPORATION

                                           By
                                              --------------------------------
                                              Thomas L. Lee, President

                                        GENERAL PARTNER:

                                        NEWHALL GENERAL PARTNERSHIP

                                        By NEWHALL MANAGEMENT CORPORATION
                                           general partner, Attorney-in-Fact

                                           By
                                              --------------------------------
                                              Thomas L. Lee, President

                                        LIMITED PARTNERS:

                                        By NEWHALL MANAGEMENT CORPORATION,
                                           Attorney-in-Fact

                                           By
                                              --------------------------------
                                              Thomas L. Lee; President





                                                               B589-13-D-19May88

                                  Exhibit 3(b)



                                   EXHIBIT A

         6.9(B) Supermajority Vote to Remove General Partners and to Elect Managing General Partner.

         (1) In addition to any affirmative vote required by law or this Agreement, the removal of a General Partner and the election of a General Partner to serve as the Managing General Partner shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding Voting Units (as that term is defined in Section 6.13 of this Agreement), voting as a single class (not including votes with respect to any Voting Units held by a General Partner as such and not considering any such Voting Units as outstanding for purposes of determining what constitutes not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of outstanding Voting Units), without the need for the concurrence of any General Partner. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, by this Agreement or any amendment hereto or in an agreement with any national securities exchange or otherwise. Notwithstanding anything to the contrary in the Partnership Agreement, the Partners and Assignees shall call a meeting as provided in Section 6.1 for the purpose of considering removal of a General Partner. Such removal shall only be effective if effected in the manner provided in Section 16.1.

         (2) Notwithstanding any other provisions of this Agreement and in addition to any affirmative vote required by law or this Agreement (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or this Agreement), any proposal to amend, repeal or adopt any provision inconsistent with this Section 6.9(B) shall require the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding Voting Units, voting together as a single class (not including votes with respect to any Voting Units held by a General Partner as such and not considering any such Voting Units as outstanding for purposes of determining what constitutes not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of outstanding Voting Units), provided, however, that this Section 6.9(B)(2) shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors of the Managing General Partner if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of Section 6.13 of this Agreement.

                                  Exhibit 3(b)


                                   EXHIBIT B

         6.13 Supermajority Vote for Certain Business Combinations.

         (A) In addition to any affirmative vote required by law or this Agreement or in any agreement with any national securities exchange or otherwise, and except as otherwise expressly provided in Section B of this
Section 6.13, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Unitholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Unitholder or any person who thereafter would be an Affiliate or Associate of such Interested Unitholder shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding Voting Units (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (B) The provisions of Section A of this Section 6.13 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Agreement, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Partnership's outstanding partnership interests ("Partnership Interests"), if the condition specified in the following Paragraph 1 is met:

                 1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Units that caused the Interested Unitholder to become an Interested Unitholder) of the Continuing Directors (as hereinafter defined).

                 2. All of the following conditions shall have been met:

                          a. The aggregate amount of cash and the Fair Market
                 Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per Unit by holders of Units in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and
                 (iv) below:

                             (i) the highest per Unit price (including any
                          brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Unitholder for any Unit in

                                  Exhibit 3(b)

                          connection with the acquisition by the Interested Unitholder of beneficial ownership of Units (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or
                          (y) in the transaction in which it became an Interested Unitholder, whichever is higher, in either case as adjusted for any subsequent split, distribution, subdivision or reclassification with respect to the Units;

                             (ii) the Fair Market Value per Unit on the
                          Announcement Date or on the date on which the Interested Unitholder became an Interested Unitholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent split, distribution, subdivision or reclassification with respect to the Units;

                            (iii) (if applicable) the price per Unit equal to
                          the Fair Market Value per Unit determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per Unit price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Unitholder for any Unit in connection with the acquisition by the Interested Unitholder of beneficial ownership of Units within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent split, distribution, subdivision or reclassification with respect to the Units to (y) the Fair Market Value per Unit on the first day in such two-year period on which the Interested Unitholder acquired beneficial ownership of any Units, as adjusted for any subsequent split, distribution, subdivision or reclassification with respect to the Units; and

                             (iv) the Partnership's net income per Unit for the
                          four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Unitholder or the highest price/earnings multiple of the Partnership within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community).

                 b. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per Unit by holders of Partnership Interests other than Units ("Preferred Units") of any class or series, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

                                  Exhibit 3(b)


                             (i) (if applicable) the highest per Unit price
                          (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Unitholder for any Unit of such class or series of Preferred Units in connection with the acquisition by the Interested Unitholder of beneficial ownership of such class or series of Preferred Units (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Unitholder, whichever is higher, in either case as adjusted for any subsequent split, distribution, subdivision or reclassification with respect to such class or series of Preferred Units;

                             (ii) the Fair Market Value per share Unit of such
                          class or series of Preferred Units on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent split, distribution, subdivision or reclassification with respect to such class or series of Preferred Units;

                             (iii) (if applicable) the price per Unit equal to
                          the Fair Market Value per Unit of such class or series of Preferred Units determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per Unit price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Unitholder for any such class or series of Preferred Units in connection with the acquisition by the Interested Unitholder of beneficial ownership of such class or series of Preferred Units within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent split, distribution, subdivision or reclassification with respect to such class or series of Preferred Units to
                          (y) the Fair Market Value per Unit of such class or series of Preferred Units on the first day in such two-year period on which the Interested Unitholder acquired beneficial ownership of any Unit of such class or series of Preferred Units, as adjusted for any subsequent split, distribution, subdivision or reclassification with respect to such class or series of Preferred Units; and

                             (iv) (if applicable) the highest preferential
                          amount per Unit to which the holders of such class or series of Preferred Units would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership regardless of whether the Business Combination to be consummated constitutes such an event.

                          The provisions of this Paragraph 2 shall be

                                  Exhibit 3(b)

                 required to be met with respect to every class or series of outstanding Preferred Units whether or not the Interested Unitholder has previously acquired beneficial ownership of any Units of a particular class or series of Preferred Units.

                          c. The consideration to be received by holders of a
                 particular class or series of outstanding Partnership Interests shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Unitholder in connection with its direct or indirect acquisition of beneficial ownership of Units of such class or series of Partnership Interests. If the consideration so paid for Units of any class or series of Partnership Interests varied as to form, the form of consideration for such class or series of Partnership Interests shall be either cash or the form used to acquire beneficial ownership of the largest number of Units of such class or series of Partnership Interests previously acquired by the Interested Unitholder.

                          d. After the Determination Date and prior to the
                 consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly distributions (whether or not cumulative) payable in accordance with the terms of any outstanding Partnership Interests; (ii) there shall have been no reduction in the annual rate of distribution paid on the Units (except as necessary to reflect any split, distribution or subdivision of the Units), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of distributions paid on the Units as necessary to reflect any reclassification (including any reverse split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding Units, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Unitholder shall not have become the beneficial owner of any additional Partnership Interests except as part of the transaction that results in such Interested Unitholder becoming an Interested Unitholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Unitholder's percentage beneficial ownership of any class or series of Partnership Interests.

                          e. A proxy or information statement describing the
                 proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all holders of Partnership Interests at least 30 days prior to the

                                 Exhibit 3(b)

                 consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions (provisions)]). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding Partnership Interests other than the Interested Unitholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Partnership.

                          f. Such Interested Unitholder shall not, since
                 becoming an Interested Unitholder, have made any major change in the Partnership's business or capital structure without the approval of a majority of the Continuing Directors.




         (C) The following definitions shall apply with respect to this Section 6.13:

                 1. The term "Business Combination" shall mean:

                          a. any merger, combination or consolidation of the
                 assets or business of the Partnership or any Subsidiary (as hereinafter defined) with (i) any Interested Unitholder or
                 (ii) any other Person (whether or not itself an Interested Unitholder) which is or after such merger, combination or consolidation would be an Affiliate or Associate of an Interested Unitholder; or

                          b. any sale, lease, exchange, mortgage, pledge,
                 transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Unitholder or any Affiliate or Associate of any Interested Unitholder involving any assets, securities or commitments of the Partnership, any Subsidiary or any Interested Unitholder or any Affiliate or Associate of any Interested Unitholder which (except for any arrangement, whether as general partner, employee, consultant or otherwise, pursuant to which any Interested Unitholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Partnership, with

                                  Exhibit 3(b)

                 respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question
                 (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the Unitholders of the Partnership would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

                          c. the adoption of any plan or proposal for the
                 liquidation, dissolution or termination of the Partnership;
                 or

                          d. any reclassification of securities (including any
                 reverse split), or recapitalization of Partnership, or any combination or consolidation of the Partnership with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Unitholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Partnership Interests, or any securities convertible into Partnership Interests or into equity securities of any Subsidiary, that is beneficially owned by any Interested Unitholder or any Affiliate or Associate of any Interested Unitholder; or

                          e. any agreement, contract or other arrangement
                 providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

                 2. The term " Partnership Interest" shall mean all units of interest of the Partnership authorized to be issued from time to time under Section 8 of this Agreement, and the term "Voting Units" shall mean all Partnership Interests which by their terms may be voted on all matters submitted to Unitholders of the Partnership generally.

                 3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Partnership Interests.

                 4. The term "Interested Unitholder" shall mean any person (other than the Partnership or any Subsidiary and other than any profit-sharing, employee unit ownership or other employee benefit plan of the Partnership or any

                                  Exhibit 3(b)

         Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Units representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding Voting Units; or (b) is an Affiliate or Associate of the Partnership and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Units representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding Voting Units.

                 5. A person shall be a " beneficial owner" of any Partnership Interest (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Partnership Interests. For the purposes of determining whether a person is an Interested Unitholder pursuant to Paragraph 4 of this Section C, the number of Partnership Interests deemed to be outstanding shall include Partnership Interests deemed beneficially owned by such person through application of this Paragraph 5 of this Section C, but shall not include any other Partnership Interests that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                 6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on February 17, 1988 (the term "registrant" in said Rule12b-2 meaning in this case the Partnership).

                 7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Partnership; provided, however, that for the purposes of the definition of Interested Unitholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Partnership.

                 8. The term "Continuing Director" means any member of the Board of Directors of the Managing General Partner (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or

                                  Exhibit 3(b)

         representative of the Interested Unitholder and was a member of the Board of Directors prior to the time that the Interested Unitholder became an Interested Unitholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Unitholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors. Notwithstanding anything to the contrary contained in this Section 6.13, all members of the Board of Directors on the date of the adoption of this Section 6.13 shall be deemed to be Continuing Directors for all purposes of this Section 6.13, and any directors elected after such date who are nominated by a majority of the Continuing Directors to serve as directors shall be deemed to be Continuing Directors for all purposes of this Section 6.13.

                 9. "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of securities, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such securities on the Composite Tape for New York Securities Exchange-Listed Securities or, if such securities are not quoted on the Composite Tape, on the New York Securities Exchange, or, if such securities are not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such securities are listed, or, if such securities are not listed on any such exchange, the highest closing bid quotation with respect to a share of such securities during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such securities as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                 10. In the event of any Business Combination in which the Partnership continues, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this
         Section 6.13 shall include the Units and/or the units of any other class or series of Partnership Interests retained by the holders of such units.

         (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Section 6.13, on the basis of information known to them after reasonable inquiry, all questions arising under this Section 6.13, including, without limitation, (a) whether a person is an Interested Unitholder, (b) the number of units of Partnership Interests or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Unitholder or an

                                  Exhibit 3(b)

Affiliate or Associate of an Interested Unitholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Partnership or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

         (E) Nothing contained in this Section 6.13 shall be construed to relieve any Interested Unitholder from any fiduciary obligation imposed by law.

         (F) The fact that any Business Combination complies with the provisions of Section B of this Section 6.13 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Continuing Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the Unitholders of the Partnership, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Continuing Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         (G) For the purposes of this Section 6.13, a Business Combination or any proposal to amend, repeal or adopt any provision of this Agreement inconsistent with this Section 6.13 (collectively, a "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Unitholder or an Affiliate or Associate of an Interested Unitholder or a person who thereafter would become such if (1) after the Interested Unitholder became such, the Proposed Action is proposed following the election of any director of the Managing General Partner the Continuing Directors determine to be an Affiliate, Associate or representative of an Interested Unitholder or (2) such Interested Unitholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Unitholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Unitholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

         (H) Notwithstanding any other provisions of this Agreement (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or this Agreement or in any agreement with any national securities exchange or otherwise), any proposal to amend, repeal or adopt any provision inconsistent with this Section 6.13 shall require the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding Voting Units, voting together as a single class, provided, however, that this Section H shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing

                                  Exhibit 3(b)

Directors within the meaning of Section C, Paragraph 8 of this Section 6.13.



                                   EXHIBIT C

         8.1. Additional Issuances of Partnership Interests.

         (A) In order to raise additional capital or to acquire assets, to redeem or retire Partnership debt or for any other proper Partnership purpose, the Managing General Partner is authorized to cause additional Units or classes or series thereof to be issued from time to time to General Partners, Limited Partners or to other Persons and to admit such Persons to the Partnership as Additional Limited Partners. In addition, the Managing General Partner is authorized to cause to be issued, purchased, redeemed, exchanged, traded or granted calls, options, appreciation rights, shares, bonds, debentures and other securities from time to time. The Partnership may assume related liabilities in connection with any such issuance. The Managing General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect thereto and without the need for any vote or approval of Partners and Assignees. The Managing General Partner shall do all things necessary to comply with the California Revised Limited Partnership Act or other applicable law and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any national securities exchange on which the Depositary Units or other such security is listed for trading. The General Partners shall own at least one percent (1%) of the outstanding Units at all times and may acquire Units in connection with any such issuance to maintain at least the one percent required to be owned by them.

         (B) Notwithstanding anything to the contrary in this Agreement or the California Revised Limited Partnership Act, as amended from time to time, Units (which for purposes of this paragraph shall include any securities issued pursuant to Paragraph A of this Section 8.1) to be issued by the Partnership shall be issuable in one or more classes (and one or more series of such classes) with such designations, preferences and relative, participating, optional or other special rights as shall be fixed by the Managing General Partner in the exercise of its sole and complete discretion. The authority of the Managing General Partner with respect to such Units shall include, but not be limited to the following: (i) the number of Units constituting that class or series and the distinctive designation of that class or series; (ii) the allocation to such Units of items of Partnership income, gain, loss, deduction and credit; (iii) the right of such Units to share in Partnership distributions and whether such distributions shall be payable in preference to, or in another relation to, distributions payable on any other class or classes of Units; (iv) the rights of such Units upon dissolution and liquidation of the Partnership;
(v) whether such

                                  Exhibit 3(b)

Units are redeemable by the Partnership and, if so, the price at and the terms and conditions on which such Units may be redeemed by the Partnership; (vi) whether such Units are issued with the privilege of conversion and, if so, the rate at and the terms and conditions upon which such Units may be converted into any other Units of the Partnership; (vii) the terms and conditions of the issuance of such Units, the deposit of such Units with the Depositary, the issuance of Depositary Receipts in respect thereof, and all other matters relating to the assignment thereof; (viii) the rights of such Units to vote on matters relating to the Partnership and this Agreement, including without limitation any voting rights as a class; and (ix) any other relative, participating, optional, or other special rights, qualifications, limitations or restrictions of that class or series. Except as provided in Section 6.12, upon the issuance of any class or series of Units which is not identical to the Units then outstanding, the Managing General Partner (pursuant to the Managing General Partner's power of attorney from the Limited Partners), without the need for any vote or approval at the time of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record, if required, an amended Certificate of Limited Partnership and whatever other documents may be required in connection therewith, as shall be necessary or desirable to reflect the issuance of such class or series of Units and the relative rights and preferences of such class or series of Units as to the matters set forth in the preceding sentence.